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EMERSON REPORTS FULL YEAR AND FOURTH QUARTER 2014 RESULTS

Fiscal 2014 Highlights:

•	Net sales declined slightly to $24.5 billion, with underlying sales up 3 percent, and underlying orders up 6 percent

•	Earnings per share of $3.75 excluding Chloride impairment; reported earnings per share of $3.03

•	Record operating cash flow of $3.7 billion, with over 60 percent returned to shareholders

•	Completed 58th consecutive year of increased dividends; targeting dividend increase of 9 percent to $0.47 for first quarter 2015

ST. LOUIS, November 4, 2014 – Emerson (NYSE: EMR) today announced that net sales in fiscal 2014 declined less than 1 percent, as 3 percent underlying sales growth and 1 percent contribution from acquisitions was offset by divestitures. Growth was led by a 6 percent increase in Climate Technologies and 7 percent growth in Process Management. Global business conditions remained sluggish, as the low-single-digit growth macroeconomic environment continued for a third consecutive year. Growth in the U.S., up over 4 percent, and China, up 7 percent, combined to contribute over 80 percent of the total underlying sales increase, as geopolitical instability and structural challenges limited growth in several emerging markets and in Europe.
Profitability reached new highs as gross profit margin expanded 110 basis points to 41.4 percent, reflecting more favorable business and technology mix flowing through to record segment margin. The margin improvement funded accelerated strategic investment programs, and drove stronger than expected earnings per share of $3.75, up 6 percent excluding charges in both years. Protracted weakness and deteriorating economic conditions in Europe and Middle East/Africa resulted in more cautious expectations for Network Power, with a reduced outlook requiring a noncash pretax impairment charge in the fourth quarter of $508 million ($0.72 per share) related to the Chloride business. Weak economic growth in Europe has persisted since Chloride was acquired in 2010, and expectations are low for European economic improvement in the next two to three years. Reported earnings per share of $3.03 increased 10 percent.
Operating cash flow of $3.7 billion surpassed last year's record level and outperformed expectations, reflecting a robust conversion rate. Cash returned to shareholders through dividends and share repurchase exceeded 60 percent for the fourth consecutive year. Today, the first quarter cash

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dividend is expected to be increased by 9 percent to $0.47, equivalent to an annual rate of $1.88 and representing 44 percent of 2014 free cash flow.
"Operationally, we closed 2014 with a strong finish, as profitability, earnings growth and cash generation met or exceeded our targets communicated at the start of the year," said Chairman and Chief Executive Officer David N. Farr. "Once again, global business investment struggled to sustain momentum, with growth fading through the year as economic uncertainty increased. I am very pleased with how we executed in this environment, delivering solid results while maintaining our strategic investment programs to continue to position Emerson for stronger long-term growth and enhance shareholder value."

Fourth Quarter Results
Net sales in the fourth quarter were unchanged, as 4 percent underlying sales growth was offset by divestitures and currency translation. Underlying sales increased in all segments, with Climate Technologies strongest. North America grew 8 percent, reflecting improved economic conditions, while sales in Europe were flat due to weaker market conditions, and growth in Asia eased to 2 percent, with difficult comparisons in China. Emerging market growth improved to 5 percent from 2 percent in the third quarter, but remained mixed across regions.
Earnings per share of $1.30, excluding charges in both years, increased 10 percent, benefiting from stronger than anticipated profitability. Gross profit margin expanded 120 basis points to 42.4 percent, with strong segment margin improvement driven by Process Management and Industrial Automation. Reported earnings per share of $0.58 declined 47 percent. Operating cash flow of $1.4 billion exceeded expectations on strong conversion and working capital management.

Business Segment Highlights
Process Management net sales grew 8 percent in the quarter, with underlying sales up 5 percent, supported by continued strength in global energy and chemical markets. Growth was strongest in North America, up 13 percent, as investments in oil and gas production and processing projects remained robust. Market conditions were mixed in Asia, up 1 percent, as strength in Southeast Asia and India was balanced by declines in Australia and China on challenging comparisons. Europe was flat, with improvement in Russia offset by project timing in the North Sea region. Segment margin expanded 130 basis points to 25.3 percent, benefiting from significant favorable currency comparisons. Recent order trends have been robust, with growth of 12 percent in the quarter, excluding 9 percent unfavorable currency translation, reflecting resilience of global energy investments and providing strong momentum into next year.
Industrial Automation sales increased 5 percent in the quarter, as demand for capital goods improved but remained mixed across markets, with North America up 12 percent, Asia up 5 percent, and

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Europe down 2 percent. Growth was led by the HVAC-related hermetic motors business, up over 20 percent, with strength in electrical distribution as well. All businesses grew except for motors and drives, which declined slightly, reflecting recent weakness in Europe. Segment margin improved 60 basis points to 18.1 percent. Varied market conditions are expected in the near term, as favorable momentum in North America and Asia continues, while weakening economic trends in Europe are discouraging.
Network Power net sales in the quarter decreased 20 percent, primarily related to the Artesyn divestiture, and underlying sales grew 1 percent, with North America up 1 percent, Asia down 3 percent, and Europe up 7 percent. Demand for data center solutions improved globally, led by large project activity in Europe and better conditions in North America. The telecommunications infrastructure business slowed, declining at a double-digit rate after strong growth the previous quarter, reflecting the timing of large global projects. Segment margin of 12.7 percent was unchanged from the prior year and up 400 basis points sequentially, a strong close to the year. Business conditions remain mixed globally, with gradual improvement in the data center business and inconsistent demand in telecommunications markets expected. The outlook for near term demand is conservative, especially in Europe and Middle East/Africa, with industry trends supporting more favorable expectations over the long term.
Climate Technologies sales increased 7 percent in the quarter, as 7 percent growth in North America and 8 percent growth in Asia more than offset a 3 percent decline in Europe. The air conditioning business in North America was strongest, with residential up over 20 percent on demand acceleration related to regulatory changes effective January 1, 2015, along with improvement in commercial markets. Strength in Asia benefited from continued momentum in China, up 7 percent on robust growth in the refrigeration business. Europe slowed, as economic conditions softened. Demand for sensors and controls decreased moderately. Segment margin declined 240 basis points to 17.8 percent, driven by unfavorable mix, higher investment spending, and customer accommodation expense related to a manufacturing process improvement. Robust growth is expected to continue in North America residential markets into the next quarter as channel inventory increases ahead of the regulatory changes, after which demand will slow through the first half of calendar 2015. Otherwise, market conditions are expected to remain favorable, with growth momentum continuing in North America and Asia.
Commercial & Residential Solutions sales increased 5 percent, the strongest quarter of the year, as 7 percent growth in North America more than offset a slight decline in international markets. Growth was led by the professional tools, wet/dry vacuums and food waste disposers businesses. Profitability remained at a high level, with segment margin of 23.2 percent. Solid trends in residential and commercial construction markets in North America are expected to continue, supporting the outlook for moderate levels of growth next year.

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2015 Outlook
Strong underlying orders, up 9 percent in the quarter, and record year-end backlog of $6.7 billion support the outlook for improved underlying sales growth in the near term. Global macroeconomic trends are mixed but gradually improving, with solid momentum in the NAFTA region and China balanced by increasing uncertainty in Europe and some emerging markets. Based on current conditions, underlying sales are expected to grow between 4 and 5 percent next year, better than in 2014, with unfavorable currency translation and the potential power transmission divestiture deducting 2 percent each, for a reported sales change of 0 to 1 percent. Profitability is expected to continue to improve modestly.
"Global business investment continues to be stubbornly slow, as several economies struggle to institute the critical reforms required for sustained growth," Farr said. "As such, we are planning conservatively for a 3 to 4 percent global gross fixed investment growth environment. The accelerated growth investments are starting to generate solid returns, as seen in our strong order trends, which will help drive improved underlying growth next year despite the absence of better economics. I am encouraged by the progress on our strategic initiatives across the businesses that continue to strengthen our position for long-term value creation."

Upcoming Investor Events
Today at 2 p.m. ET, Emerson management will discuss the fourth quarter and fiscal year results during a conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.
On Tuesday, November 11, 2014, at 8:30 a.m. CT, Emerson Chairman and Chief Executive Officer David N. Farr will present at the R. W. Baird Industrial Conference in Chicago, Illinois.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

(tables attached)

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			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended September 30,		Percent
	2013	2014	Change

Net sales	$6,812	$6,807	—%
Costs and expenses:
Cost of sales	4,008	3,918
SG&A expenses	1,432	1,453
Goodwill impairment	25	508
Other deductions, net	110	65
Interest expense, net	56	47
Earnings before income taxes	1,181	816	(31)%
Income taxes	373	401
Net earnings	808	415	(49)%
Less: Noncontrolling interests in earnings of subsidiaries	13	5
Net earnings common shareholders	$795	$410	(49)%

Diluted avg. shares outstanding	717.3	699.6

Diluted earnings per common share	$1.10	$0.58	(47)%

	Quarter Ended September 30,
	2013	2014
Other deductions, net
Amortization of intangibles	$54	$55
Rationalization of operations	13	10
Currency loss/(gain)	35	(8)
Other	8	8
Total	$110	$65

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			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Year Ended September 30,		Percent
	2013	2014	Change

Net sales	$24,669	$24,537	(1)%
Costs and expenses:
Cost of sales	14,717	14,379
SG&A expenses	5,648	5,715
Goodwill impairment	528	508
Other deductions, net	362	393
Interest expense, net	218	194
Earnings before income taxes	3,196	3,348	5%
Income taxes	1,130	1,164
Net earnings	2,066	2,184	6%
Less: Noncontrolling interests in earnings of subsidiaries	62	37
Net earnings common shareholders	$2,004	$2,147	7%

Diluted avg. shares outstanding	722.9	704.1

Diluted earnings per common share	$2.76	$3.03	10%

	Year Ended September 30,
	2013	2014
Other deductions, net
Amortization of intangibles	$220	$225
Rationalization of operations	78	55
Currency loss/(gain)	52	32
Artesyn equity loss	—	34
Other	12	47
Total	$362	$393

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		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2013	2014
Assets
Cash and equivalents	$3,275	$3,149
Receivables, net	4,808	5,019
Inventories	1,895	2,057
Other current assets	1,021	642
Total current assets	10,999	10,867
Property, plant & equipment, net	3,605	3,802
Goodwill	7,509	7,182
Other intangible assets	1,672	1,689
Other	926	637
Total assets	$24,711	$24,177

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$1,587	$2,465
Accounts payables	2,725	2,951
Accrued expenses	3,184	2,876
Income taxes	129	162
Total current liabilities	7,625	8,454
Long-term debt	4,055	3,559
Other liabilities	2,313	1,997
Total equity	10,718	10,167
Total liabilities and equity	$24,711	$24,177

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		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2013	2014
Operating activities
Net earnings	$2,066	$2,184
Depreciation and amortization	819	831
Changes in operating working capital	42	114
Pension funding	(160)	(130)
Goodwill impairment, net of tax	496	508
Other, net	386	185
Net cash provided by operating activities	3,649	3,692

Investing activities
Capital expenditures	(678)	(767)
Purchase of businesses, net of cash and equivalents acquired	(19)	(610)
Divestiture of business	3	363
Other, net	(95)	(145)
Net cash used by investing activities	(789)	(1,159)

Financing activities
Net increase in short-term borrowings	374	622
Proceeds from long-term debt	496	1
Principal payments on long-term debt	(521)	(329)
Dividends paid	(1,181)	(1,210)
Purchases of common stock	(1,110)	(1,048)
Purchase of noncontrolling interests	(10)	(574)
Other, net	19	(21)
Net cash used by financing activities	(1,933)	(2,559)

Effect of exchange rate changes on cash and equivalents	(19)	(100)

Increase (decrease) in cash and equivalents	908	(126)

Beginning cash and equivalents	2,367	3,275

Ending cash and equivalents	$3,275	$3,149

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		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended September 30,
	2013	2014
Sales
Process Management	$2,512	$2,723
Industrial Automation	1,258	1,320
Network Power	1,709	1,362
Climate Technologies	1,017	1,091
Commercial & Residential Solutions	483	506
	6,979	7,002
Eliminations	(167)	(195)
Net sales	$6,812	$6,807

Earnings
Process Management	$603	$689
Industrial Automation	221	239
Network Power	216	173
Climate Technologies	205	194
Commercial & Residential Solutions	113	117
	1,358	1,412
Differences in accounting methods	61	72
Corporate and other	(182)	(621)
Interest expense, net	(56)	(47)
Earnings before income taxes	$1,181	$816

Rationalization of operations
Process Management	$4	$5
Industrial Automation	3	—
Network Power	4	2
Climate Technologies	1	3
Commercial & Residential Solutions	1	—
Total	$13	$10

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		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Year Ended September 30,
	2013	2014
Sales
Process Management	$8,610	$9,189
Industrial Automation	4,885	4,990
Network Power	6,155	5,073
Climate Technologies	3,876	4,109
Commercial & Residential Solutions	1,865	1,924
	25,391	25,285
Eliminations	(722)	(748)
Net sales	$24,669	$24,537

Earnings
Process Management	$1,809	$1,918
Industrial Automation	777	802
Network Power	554	459
Climate Technologies	716	737
Commercial & Residential Solutions	404	424
	4,260	4,340
Differences in accounting methods	221	252
Corporate and other	(1,067)	(1,050)
Interest expense, net	(218)	(194)
Earnings before income taxes	$3,196	$3,348

Rationalization of operations
Process Management	$15	$17
Industrial Automation	27	7
Network Power	25	15
Climate Technologies	3	14
Commercial & Residential Solutions	8	2
Total	$78	$55

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Reconciliations of Non-GAAP Financial Measures & Other						Table 7
The following reconciles non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

	Process	Industrial	Network	Climate	Comm &
Q4 sales change	Mgmt	Auto	Power	Tech	Res Solns	Total
Underlying*	5%	5%	1%	7%	5%	4%
Acq/Div	4%	—%	(20)%	—%	—%	(3)%
FX	(1)%	—%	(1)%	—%	—%	(1)%
Reported	8%	5%	(20)%	7%	5%	—%

Q4 earnings per share	2013	2014	Change
Excluding charges*	$1.18	$1.30	10%
Impairment/tax charges	(0.08)	(0.72)	(57)%
Reported	$1.10	$0.58	(47)%

	Process	Industrial	Network	Climate	Comm &
2014 sales change	Mgmt	Auto	Power	Tech	Res Solns	Total
Underlying*	4%	2%	2%	6%	3%	3%
Acq/Div	4%	—%	(19)%	—%	—%	(4)%
FX	(1)%	—%	(1)%	—%	—%	—%
Reported	7%	2%	(18)%	6%	3%	(1)%

2014 earnings per share	2013	2014	Change
Excluding charges*	$3.54	$3.75	6%
Impairment/tax charges	(0.78)	(0.72)	4%
Reported	$2.76	$3.03	10%

		% 2015E
Cash flow	2014	Dividend
Operating cash flow	$3,692	35%
Capital expenditures	(767)
Free cash flow*	$2,925	44%

2015E sales change
Underlying*	4-5%
Acq/Div	(2)%
FX	(2)%
Reported	0-1%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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